                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
FelCor Lodging Trust Incorporated


         We consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-3 to Form S-4 to the registration statement of FelCor Suite Hotels, Inc. on Form S-4 (File No. 333-50509) of our reports dated (i) January 20, 1998, except for Note 14 as to which the date is February 17, 1998, and our audits of the consolidated financial statements and financial statement schedule of FelCor Suite Hotels, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, and 1995, (ii) March 13, 1998, on our audits of the consolidated financial statements of DJONT Operations, L.L.C. as of December 31, 1997 and 1996, and for the years ended December 1, 1997, 1996 and 1995, (iii) July 25, 1997 on our audit of the combined financial statements of the Sheraton Acquisition Hotels as of December 31, 1996 and the year then ended, (iv) February 23, 1996 on our audits of the consolidated financial statements of Bristol Hotel Company as of December 31, 1995 and for the eleven months then ended and the combined financial statements of Harvey Hotel Companies as of January 31, 1995 and for the one month then ended, which reports are incorporated by reference herein. We also consent to the reference to our firm under the caption "Experts".


/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
August 11, 1998